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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2003 (December 3, 2003)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9753 (Commission File Number)	58-1563799 (IRS Employer Identification Number)
400 Perimeter Center Terrace, Suite 595, Atlanta, GA (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant's Telephone Number, including area code: (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On December 3, 2003 Georgia Gulf Corporation announced that it entered into an amendment to its senior credit facility which provides for a new seven-year $200 million term loan which matures in 2010 and increases the available borrowings under the revolving credit facility from $100 to $120 million. Georgia Gulf also announced it has completed the sale of $100,000,000 in principal amount of its 7 1/8% Senior Notes due 2013 in a private placement transaction. In addition, Georgia Gulf announced it has accepted for payment all of its 10 3/8% Notes that were tendered pursuant to the tender offer and consent solicitation which expired on Tuesday, December 2, 2003, at midnight. Also, Georgia Gulf announced the uses of the new funding, all as more fully described in the press release filed as Exhibit 99.1 to this report and incorporated in this report by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)
Exhibits.

99.1	Press Release Dated December 3, 2003
99.2	Amended and Restated Credit Agreement dated as of December 3, 2003 among Georgia Gulf Corporation, the eligible subsidiaries party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative Agent.
99.3	Indenture dated as of December 3, 2003, among Georgia Gulf Corporation and its subsidiary guarantors and SunTrust Bank, as Trustee, for the issuance of 7 1/8%senior notes due 2013

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2003

Georgia Gulf Corporation
By:	/s/ JOEL I. BEERMAN
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release Dated December 3, 2003
99.2	Amended and Restated Credit Agreement dated as of December 3, 2003 among Georgia Gulf Corporation, the eligible subsidiaries party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative Agent.
99.3	Indenture dated as of December 3, 2003, among Georgia Gulf Corporation and its subsidiary guarantors and SunTrust Bank, as Trustee, for the issuance of 7 1/8% senior notes due 2013

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SIGNATURE
EXHIBIT INDEX